As filed with the Securities and Exchange Commission on December 8, 2020
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HumanCo Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	85-3357217
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

P.O. Box 90608
Austin, TX 78709
(512) 535-0440
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ross Berman
Chief Executive Officer
P.O. Box 90608
Austin, TX 78709
(512) 535-0440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul D. Tropp, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Telephone: (212) 596-9000	Derek J. Dostal Deanna L. Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-250630

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering rice(1)	Amount of registration fee
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-half of one redeemable warrant(2)	2,875,000 Units	$10.00	$28,750,000	$3,136.63
Shares of Class A Common Stock included as part of the Units(3)	2,875,000 Shares	—	—	— (4)
Redeemable warrants included as part of the Units(3)	1,437,500 Warrants	—	—	— (4)
Total			$28,750,000	$3,136.63 (5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-250630). Includes 375,000 units, consisting of 375,000 Class A common stock and 187,500 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)
The Registrant previously registered securities having a proposed maximum aggregate offering price of $258,750,000 on its Registration Statement on Form S-1, as amended (File No. 333-250630), which was declared effective by the Securities and Exchange Commission on December 8, 2020. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $28,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by HumanCo Acquisition Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-250630) (the “Prior Registration Statement”), initially filed by the Registrant on November 20, 2020 and declared effective by the Securities and Exchange Commission on December 8, 2020. This Registration Statement covers the registration of an additional 2,875,000 of the Registrant’s units (including 375,000 units, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any), each consisting of one share of the Registrant’s Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of the Registrant’s Class A common stock. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-250630) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of WithumSmith+Brown, PC

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-250630) filed on November 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of December, 2020.

HumanCo Acquisition Corp.

By:	/s/ Ross Berman
Name:	Ross Berman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Executive Co-Chairman	December 8, 2020
Jason H. Karp

s/ Ross Berman	Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2020
Ross Berman

*	Chief Operating Officer (Principal Financial and Accounting Officer)	December 8, 2020
Amy Zipper

/s/ Katrina Cole	Director	December 8, 2020
Katrina Cole

/s/ John Foraker	Director	December 8, 2020
John Foraker

/s/ Dean Hollis	Director	December 8, 2020
Dean Hollis

/s/ Brian Kelley	Director	December 8, 2020
Brian Kelley

*By:	/s/ Ross Berman
Ross Berman
Attorney-in-Fact